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 [LOGO of American General]                                       Exhibit (e)(8)
 Life Companies

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                                                          EXECUTIVE ADVANTAGE(SM)
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                                                   REALLOCATION AND REBALANCING REQUEST
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Insured:   _________________________________         Policyholder: ___________________________________________
           (LAST NAME, FIRST NAME, MIDDLE NAME)                    (LAST NAME, FIRST NAME, MIDDLE NAME)

Policy Number:  _____________________________________________  Social Security No.: ______-_____-______
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   o   Restrictions on Subaccount Transfers are shown in the Certificate and Certificate Information pages.
   o   The Policyholder may make 12 free transfers during a Certificate Year. A $25 transfer charge may be imposed on each subsequent transfer.
   o   Transfers from the Guaranteed Account may be made to a Subaccount(s) only during the 60 day period that is 30 days before and 30 days after the end of each Certificate Anniversary.
   o   Transfers must be in whole dollars or whole percentages.
       Please  rebalance the subaccounts to achieve the  percentages indicated below. I understand that the subaccounts will only achieve these percentages on the date the transfers occur. Future charges and investment results will cause the balances to change. This form will also change future premium payments to be allocated as indicated below, until changed by the Owner.

Guaranteed Account                                  _______%
                                                                                                                          Percent

  AIM Variable Insurance Funds (Invesco Variable Insurance Funds)    Goldman Sachs Variable Insurance Trust
  Invesco Van Kampen V.I. High Yield Fund           ________%          Strategic International Equity Fund                _______%
  Invesco Van Kampen V.I. Mid Cap Value Fund        ________%          Structured U.S. Equity Fund                        _______%
  Alliance Bernstein Variable Products Series Fund, Inc.              JPMorgan Insurance Trust
  Growth Portfolio                                  _______%          Small Cap Core Portfolio                            _______%
  Growth and Income Portfolio                       _______%          The Universal Institutional Funds, Inc.
  Large Cap Growth Portfolio                        _______%           Core Plus Fixed Income Portfolio                   _______%
  Small Cap Growth Portfolio                        _______%           Emerging Markets Equity Portfolio                  _______%
American Century Variable Portfolios, Inc.                             Mid Cap Growth Portfolio                           _______%
  VP Income & Growth Fund                           _______%          Neuberger Berman Advisers Management Trust
  VP International Fund                             _______%           AMT Partners Portfolio                             _______%
BlackRock Variable Series Funds, Inc.                                 PIMCO Variable Insurance Trust
 BlackRock Basic Value V.I. Fund                    _______%           High Yield Portfolio                               _______%
 BlackRock Capital Appreciation V.I. Fund           _______%           Long-Term U.S. Government Portfolio                _______%
 BlackRock Government Income V.I. Fund              _______%           Real Return Portfolio                              _______%
 BlackRock Value Opportunities V.I. Fund            _______%           Short-Term Portfolio                               _______%
Fidelity Variable Insurance Products                                   Total Return Portfolio                             _______%
  VIP Balanced Portfolio                            _______%          Vanguard Variable Insurance Fund
  VIP Contrafund Portfolio                          _______%           Total Bond Market Index Portfolio                  _______%
  VIP Index 500 Portfolio                           _______%           Total Stock Market Index Portfolio                 _______%
  VIP Money Market Portfolio                        _______%          VALIC Company I
  Franklin Templeton Variable Insurance Products Trust                 International Equities Fund                        _______%
  Developing Markets Securities Fund- Class 2       _______%           Mid Cap Index Fund                                 _______%
  Foreign Securities Fund- Class 2                  _______%           Small Cap Index Fund                               _______%
  Growth Securities Fund - Class 2                  _______%



______________________________________________          ________________________________________________________
SIGNATURE OF INSURED                                    SIGNATURE OF POLICYHOLDER (IF OTHER THAN INSURED)

_________________________________  ____, 20___
DATE SIGNED

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Rebalance, Executive Advantage(SM), 11/11
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